UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2018

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On January 30, 2018, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) signed a Master Services Agreement, effective as of January 25, 2018, with Publicis Healthcare Solutions, Inc. (“Publicis”), under which we engaged Publicis to provide, directly or through its affiliates or subcontractors, certain fee-based services, including recruiting services, call center services, contract sales organizatoin services and other ancillary services as we may request from time to time relating to the commercial marketing and sale of Endari™ (L-glutamine oral powder) in the U.S.

The term of the Master Services Agreement is for three years, unless earlier terminated as provided therein.

The Master Services Agreement contains customary representations and warranties of the parties and mutual indemnification provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:March 7, 2018	EMMAUS LIFE SCIENCES, INC.

By:/s/ WILLIS C. LEE
Name:Willis C. Lee
Title:Chief Operating Officer

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